Exhibit 99.5

CINERGY CORP.

BUSINESS SEGMENT EARNINGS DRIVER ANALYSIS

For the Quarter Ended March 31, 2004

(unaudited)

Commercial Businesses

Earnings Per Share - diluted - 2003	$0.55

Cumulative effect of a change in accounting principles	(0.15)
Weather	(0.01)
Electric sales volumes	0.01
Power marketing, trading and origination	0.05
Gas marketing, trading and origination	(0.13)
Energy services	0.04
Fuel costs	(0.03)
Emissions allowances	(0.05)
Transmission expenses	(0.03)
Operating and administrative expenses	(0.02)
Depreciation	0.02
Dilution	(0.01)
Other - net	0.02

Earnings Per Share - diluted - 2004	$0.26

Regulated Businesses

Earnings Per Share - diluted - 2003	$0.43

Weather	(0.04)
Electric sales volumes	0.03
Price increases	0.02
Other electric revenues	0.02
Operating and administrative expenses	(0.01)
Depreciation	(0.02)
Dilution	(0.02)
Other - net	0.02

Earnings Per Share - diluted - 2004	$0.43

Power Technology & Infrastructure Services

Earnings Per Share - diluted - 2003	($0.03)

Results of investments	0.02

Earnings Per Share - diluted - 2004	($0.01)